UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	January 30, 2019

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 30, 2019, in connection with the termination of the reinsurance agreements described under Item 1.02 below, AmTrust Financial Services, Inc. (the “Company”) and Maiden Holdings, Ltd. (“Maiden”) entered into a second amendment to the Master Agreement between the parties, originally entered into on July 3, 2007, to remove the provisions requiring the Company to reinsure business with Maiden.

Item 1.02	Termination of a Material Definitive Agreement.

On January 30, 2019, the Company, through its wholly-owned subsidiaries, AmTrust International Insurance, Ltd. (“AIIL”), AmTrust Europe Limited (“AEL”) and AmTrust International Underwriters DAC (“AIU DAC”), and Maiden, through its wholly-owned subsidiary Maiden Reinsurance Ltd. (“MRL”), agreed to terminate on a run-off basis (i) the Amended and Restated Quota Share Agreement between AIIL and MRL, originally entered into on July 1, 2007, by which AIIL retrocedes to MRL certain lines of business assumed by AIIL from certain of the Company’s U.S., Irish and U.K. insurance company subsidiaries; and (ii) the Quota Share Reinsurance Contract among AEL, AIU DAC and MRL, originally entered into on April 1, 2011, by which AEL cedes 20% and AIU DAC cedes 40% to MRL of the Company’s European medical liability business. Each termination will be effective as of January 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	January 30, 2019

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary